                                                                   Exhibit 10.33

                         PARAVANT COMPUTER SYSTEMS, INC.

                AGREEMENT CLARIFYING PRIOR GRANT OF STOCK OPTION


         This Agreement dated as of June 18, 1998 (this "Agreement") by and between Paravant Computer Systems, Inc. (the "Company") and Michael F. Maguire (the "Optionee") has been entered into by the parties for the purpose of clarifying a prior grant of a stock option by the Company to the Optionee.

         Whereas, the Company, as of March 2, 1995 (the "Grant Date") granted to the Optionee an option (the "Option") the under the Company's then existing Incentive Stock Option Plan (the "Grant Date ISOP") for the purchase, at any time during the period of ten years from the Grant Date, of 6,000 shares of common stock of the Company at a purchase price of $0.717 per share (such number of shares and the purchase price, in each case, stated herein as adjusted for the Company's 3 for 1 stock split, effective July 25, 1996) and evidenced the Option by the execution and delivery to the Optionee of an agreement with respect thereto; and

         Whereas, since the grant of the Option the Company has determined that, notwithstanding the intention of the parties that the Option was to have been granted under, and governed by the Grant Date ISOP, the Option could not have been granted to the Optionee under the Grant Date ISOP because the Optionee, although then actively serving as a member of the Board of Directors, was not an employee of the Company at the time the Option was granted; and

         Whereas, the parties acknowledge that until the date of this Agreement the Company and the Optionee mistakenly believed that the Option had been granted under, and was governed by, the Grant Date ISOP, that the Optionee had continued to serve as a director motivated, at least in part, by the incentive of the potential value which he might realize under the Option, that the Company utilized his services as a director in the belief that such incentive was valid; and

         Whereas, based upon the foregoing, the Board of Directors of the Company ratified, confirmed and clarified the Company's grant of the Option as set forth in this Agreement so that the Option, rather than having been granted under the Grant Date ISOP as an incentive stock option ("ISO") under the then existing Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), has been granted as an option which is not qualified as an ISO (a "non-qualified option") within the meaning of Section 83 of the Code under substantially all of the same terms and conditions which would have been applicable if the Option had been an ISO granted under the Grant Date ISOP other than those applicable only to ISO's:

         Now, therefore, in consideration of the foregoing, and for other valuable consideration the receipt and sufficiency whereof is hereby acknowledged, the parties have agreed as follows:

         1. Ratification, Confirmation and Clarification of Existing Option. The Company and the Optionee, each on its own behalf and with respect to itself, agree that the Company granted the Option as hereinbefore described, that the Option is currently in existence, that the determinations, intentions and actions of the parties with respect thereto as hereinbefore described are true and accurate, and that as a result, that the Option is currently in existence, and that the terms and conditions thereof are as hereinafter set forth.

         2. Terms and Conditions of the Option; Number of Shares, Term and Option Price. The number of shares subject to the Option, the term of the Option, and the purchase price per share are as hereinbefore set forth.

         3. Other Terms and Conditions of the Option Incorporated by Reference from Incentive Stock Option Plan. The Option was granted on the Grant Date as a special non-qualified stock option, which, only because the Company's Incentive Stock Option Plan as in effect on the Grant Date (the "Grant Date ISOP") did not permit the granting of non-qualified stock options, was not granted under the Grant Date ISOP. Notwithstanding that the Option was not granted under the Grant Date ISOP, the terms and conditions of the Option include the following terms and conditions which are incorporated by reference therein from the Grant Date
ISOP:

                  (i) Interpretation of the Option. In accordance with Section 2 of the Grant Date ISOP (except to the extent any provision of this Agreement may be to the contrary), the interpretation and construction of this Agreement, the Option, and any prior agreement evidencing the Option shall be determined the Committee appointed for the purpose of administering the Grant Date ISOP, which determination shall be final unless otherwise determined by the Board of Directors.

                  (ii) Medium and Time of Payment. Terms and conditions of the Option with respect to the medium and time of payment are the terms and conditions set forth in paragraph (C) of Section 5 of the Grant Date ISOP.

                  (iii) Exercise of Option. The prohibition against transfer set forth in paragraph (D) of Section 5 of the Grant Date ISOP is applicable to the Option.

                  (iv) Termination of Service; Death of Optionee. The provisions of paragraphs (E) and (F) of Section 5 of the Grant Date ISOP, provided, however, that the terms "employment" and "employ" with respect to the Optionee shall be deemed to mean and refer to the Optionee's service as a director of the Company.

                  (v) Adjustment of Shares; Rights as a Shareholder; and Investment Purpose. The Option is subject to the terms and conditions of the Grant Date ISOP as set forth in paragraphs (G), (H) and (J) thereof.

         4. Other Terms and Conditions of the Option. Except to the extent that any of the terms and conditions of the Option as granted on the Grant Date have been ratified, confirmed and/or clarified in this Agreement to the contrary, all of the terms of the Option as granted on the Grant Date, including but not limited to those set forth in any agreement evidencing the Option which was entered into between the parties prior to the date of this Agreement, continue in existence applicable to the Option.

         IN WITNESS WHEREOF, the Company and the Optionee have executed and delivered this Agreement as of the date first above written.

                                              The Company:
                                              Paravant Computer Systems, Inc.

                                              By: s/Richard P. McNeight
                                                  -----------------------
                                                  Richard P. McNeight, President


                                              Optionee:



                                              s/Michael F. Maguire
                                              ---------------------------
                                              Michael F. Maguire